Exhibit 99.1

Press Release

NextWave Wireless Sells Majority Stake in its IPWireless Inc. Subsidiary to IPW Holdings

SAN DIEGO--(BUSINESS WIRE)--Dec. 26, 2008--NextWave Wireless Inc. (NASDAQ: WAVE) announced that it has sold a 75% stake in its IPWireless, Inc. subsidiary ("IPWireless") to IPW Holdings, an entity formed by the senior management team of IPWireless, for $1 million plus the reimbursement of NextWave's transaction expenses up to $500,000. In addition, the employees of IPWireless have waived any continuing rights under the IPWireless Stock Bonus Plan established by NextWave.

The terms of the transaction were approved by an independent committee of the Board of Directors of NextWave, which was advised by financial advisors in connection with the structure of the transaction and the fairness of the consideration. Earlier this year, NextWave announced its intention to exit the network infrastructure business and divest its IPWireless subsidiary which was reported as a discontinued operation for accounting purposes in NextWave's 10-Q filing for the Third Quarter. Due to the completion of the transaction, financials associated with IPWireless will not be reflected on NextWave's consolidated balance sheet for the fiscal year ended December 27, 2008.

Following the close of this transaction, IPWireless and IPW Holdings entered into a separate transaction with a strategic customer under which IPWireless received debt financing to support its business operations, and NextWave will have no continuing obligations to fund or otherwise provide support to IPWireless. In addition, with the closing of the transaction, Dr. William Jones, the senior officer of IPWireless and IPW Holdings, will focus his efforts on IPWireless and has resigned from his positions as a member of the Board of Directors of NextWave and Chief Executive Officer of NextWave Network Products. The entire management team of IPWireless will transfer from NextWave to lead IPWireless as it continues to supply innovative mobile broadcast and broadband solutions based on 3GPP standards.

Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the events or results predicted by such statements. Important factors that could cause actual events or results to differ materially are discussed in greater detail in the filings of NextWave with the Securities and Exchange Commission. Investors should refer to NextWave's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2008 and other filings with the Securities and Exchange Commission for a description of risks relating to NextWave's business, including, but not limited to its need to successfully restructure its global operations in order to comply with the terms of its Senior Notes and Second Lien Notes and continue as a going concern; its requirements to comply with a restrictive Operating Budget and meet asset sale targets pursuant to the terms of its Senior Notes and Second Lien Notes or bear adverse economic consequences including increased interest expense, acceleration of indebtedness or further warrant issuances; its high level of leverage and reduced operating flexibility due to debt covenants; its need to successfully sell the majority of its domestic and international spectrum assets in order to retire its debt on or prior to its maturity dates; its Multimedia segment must sustain and grow its business in the current challenging economic climate in light of NextWave's greater dependence on the Multimedia segment for future revenues needed to comply with its Operating Budget; NextWave's common stock could be delisted from the NASDAQ Global Market if its stock price continues to trade below $1.00 per share; it may identify a material weakness in internal control over financial reporting for the year ended December 27, 2008 due to control deficiencies at certain discontinued subsidiaries if NextWave fails to dispose of such subsidiaries prior to fiscal year-end; and the outcome of recent securities class action and derivative claims filed against NextWave and its directors and executive officers; and the other risks described under the heading "Risk Factors" in such filings. All such documents are available through the SEC's website at www.sec.gov. NextWave makes no commitment to update any forward-looking statements in order to reflect subsequent changes in events or circumstances except as may be required pursuant to applicable law.

CONTACT: Ruder Finn

Chris Fallon, 212-715-1691

fallonc@RuderFinn.com

or

NextWave Wireless

Roseann Rustici, 203-742-2539

Vice President, Investor Relations

rrustici@nextwave.com

or

IPWireless Holdings

Suzanne McCormac, 1-415-577-9135

Senior Director Marketing Communications

smccormac@ipwireless.com

Source: NextWave Wireless Inc.

2